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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS'



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2000, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-91619) and related Prospectus of MD2patient, Inc., for the registration of up to 38,000,000 shares of Series B Convertible Preferred Stock and 2,000,000 shares of Series A Convertible Preferred Stock.


                                            /s/ Ernst & Young LLP


Nashville, Tennessee
February 11, 2000